UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 28, 2008

The Pepsi Bottling Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14893	13-4038356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Pepsi Way, Somers, New York		10589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 767-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2008 Annual Meeting of Shareholders of The Pepsi Bottling Group, Inc. ("PBG") held on May 28, 2008, PBG shareholders approved an amendment to the PBG 2004 Long-Term Incentive Plan (the "2004 LTIP"). The amendment increased the number of shares of PBG common stock available for issuance under the terms of the 2004 LTIP from 24 million to 36 million and increased the percentage of full-value awards available under the 2004 LTIP from 30% to 50% of the aggregate number of shares available for issuance. No other changes were made to the terms and conditions of the 2004 LTIP, which was initially approved by shareholders at the Company's 2004 Annual Meeting of Shareholders. The terms of the 2004 LTIP, as amended and restated, are set forth in PBG's proxy statement, dated April 10, 2008. The description of the 2004 LTIP, as amended and restated, in the section of the proxy statement titled "Summary of the 2004 LTIP" is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1 - PBG 2004 Long-Term Incentive Plan (as amended and restated effective May 28, 2008), which is incorporated herein by reference to Appendix B to PBG's Proxy Statement for the 2008 Annual Meeting of Shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pepsi Bottling Group, Inc.

May 29, 2008	By:	/s/ David Yawman

Name: David Yawman
Title: Vice President, Associate General Counsel and Assistant Secretary